Cusip No. 501810105	13G

EXHIBIT A: Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of LCC International, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Cusip No. 501810105	13G

CARLYLE-LCC INVESTORS I, L.P.

By:	TC Group, L.L.C., its General Partner

By:	/s/ Daniel D’Aniello

Name:	Daniel D’Aniello
Title:	Managing Director

CARLYLE-LCC INVESTORS II, L.P.

By:	TC Group, L.L.C., its General Partner

By:	/s/ Daniel D’Aniello

Name:	Daniel D’Aniello
Title:	Managing Director

CARLYLE-LCC INVESTORS III, L.P.

By:	TC Group, L.L.C., its General Partner

By:	/s/ Daniel D’Aniello

Name:	Daniel D’Aniello
Title:	Managing Director

CARLYLE-LCC INVESTORS IV (E), L.P.

By:	TC Group, L.L.C., its General Partner

By:	/s/ Daniel D’Aniello

Name:	Daniel D’Aniello
Title:	Managing Director

TCG HOLDINGS, L.L.C.

By:	/s/ Daniel D’Aniello

Name:	Daniel D’Aniello
Title:	Managing Director

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